IDS Life Insurance Company of New York

IDS Paraplanner License Agreement

This is an Agreement, made at Minneapolis, Minnesota, by and between IDS Life Insurance Company of New York and you,



(Print Full Name)


executed and effective as of the date shown on the last line of this Agreement. It defines your relationship with IDSL-NY as a Paraplanner. Both you and IDSL-NY promise to comply with the terms of this Agreement and any properly executed Riders to this Agreement.

Section I - Definitions

1. For purposes of this Agreement, the terms listed below have the special meanings shown.

     (a) "IDSL-NY" means IDS Life Insurance Company of New York.

     (b) "IDS" means IDS Financial Services Inc. (formerly IDS Marketing Corporation).

     (c) "Affiliate" means any partnership, business, trust, company or corporation affiliated with IDSL-NY at any time while this Agreement is in effect.

     (d) "Personal Financial Planner or Planner" means Personal Financial Planner and Sales Representative.

     (e) "Services" means financial planning, advisory, securities brokerage, tax or other financial Services.

     (f) "Products" means certificates, stock, other securities or investments, lending products, life insurance and annuity policies and contracts, and other insurance products.

     (g) "Records and Materials" means all records, files, manuals, blanks, forms, materials, supplies, stationery, literature, seminar materials, computer software, licenses, papers and books that IDSL-NY or an Affiliate furnishes or leases to you for use, with or without charge, or that you create or prepare, including notes, memos and works of authorship, in connection with the performance of this Agreement.

     (h) "Client" means a person or entity who (1) purchases or holds a Product or Service acquired from or through IDSL-NY or an Affiliate or one of their Planners with the consent of IDSL-NY or the Affiliate, or (2) authorized IDSL-NY, an Affiliate or one of their Planners to make personal financial planning presentations to it or its employees or members, or (3) is a member of a Client's household.

Section II - Appointment

1. You are employed as a Paraplanner by IDS or an IDS Personal Financial Planner pursuant to an agreement, the terms of which prohibit you from acting as an insurance agent while acting on behalf of IDS or Planner.

2. Your duties as a Paraplanner may require you to undertake activities which are reserved by law to insurance agents

3. IDS or Planner has advised IDSL-NY that it will waive the full-time requirement of its employment agreement with you to the extent necessary for you to act as an agent of IDSL-NY, but only upon the express condition that you will receive no compensation from IDSL-NY.

4. IDSL-NY appoints you to act as an agent of IDSL-NY in connection with your activities as a Paraplanner in assisting duly licensed Planners of IDS and IDSL-NY, but only in accordance with this Agreement and you accept that appointment.

Section III - Business Activities of Paraplanner

Your duties as a Paraplanner may include activities necessitating you to act as an agent of IDSL-NY. However, such activities will not include seeking applications for insurance policies or annuity contracts.

Section IV - Status of Paraplanner

1. You are an independent contractor for IDSL-NY, and nothing in this Agreement can be interpreted as creating an employer-employee relationship between IDSL-NY and you or between any IDSL-NY Planner and you.
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2.   You will pay all expenses and fees you incur while carrying out the terms of this Agreement and will comply with all applicable laws, ordinances and regulations.

3. You will, before conducting any activities under this Agreement, obtain any licenses or registrations required by law or IDSL-NY and a fidelity or surety bond satisfactory to IDSL-NY and will maintain them in force until this Agreement is terminated

4. This Agreement will terminate upon cancellation or non-renewal of any license, registration or bond you are required to have by the terms of this Agreement.

Section V - Undertakings By Paraplanner

1. You must have written approval from IDSL-NY before you issue or use in any way any materials about IDSL-NY or about insurance policies and annuity contracts issued by IDSL-NY

2.   You will abide by all rules, regulations and policies of IDSL-NY and IDS.

3. You cannot alter or change the provisions of any insurance policy or annuity contract distributed by IDSL-NY. You also cannot incur any liability or expense on behalf of IDSL-NY

4. You agree to and authorize the assignment of any debt you owe IDSL-NY to any Affiliate. You also agree to repay any assigned debt to the assignee.

5. When authorized to do so, you will promptly deliver premium receipts and policies or contracts originating from applications solicited by a Personal Financial Planner for life insurance and annuities, but only when no signature by the applicant is required ' and only when applicant appears to be in good health and the initial premium (if required) has been duly paid, and other receipts and policies or contracts as required by IDSL-NY.

6. When authorized to do so, you will collect and immediately report and remit to IDSL-NY renewal premiums or any loan repayments you receive with respect to insurance and annuities sold by a Personal Financial Planner and any payments with respect to other Products or Services sold by a Personal Financial Planner.

7. You will send all payments, money or property you collect or receive to IDSL-NY without commingling it with your own money or property.

Section VI - Compensation

You will not receive any compensation from IDSL-NY for any of your activities under this Agreement.

Section VII - Termination

1. This Agreement terminates upon your death. This Agreement may be terminated by either party without cause upon 5 days' written notice to the other party and for cause may be terminated immediately by IDSL-NY. This Agreement, if made as an accommodation for you while serving as a Paraplanner employed by IDS, will terminate upon the termination of your Paraplanner's Employment Agreement with IDS. If your agreement with a Planner of IDS terminates, you agree to immediately notify IDS of such a termination. A breach by you of any provision of this Agreement will also terminate this Agreement.

2. If IDSL-NY believes that it may have the right to terminate this Agreement for cause, IDSL-NY can notify you that it is investigating whether cause for termination exists. This suspension can be given instead of terminating this Agreement, in order to provide time for determining the facts. Until the notice is retracted, it has the same effect on your rights as a notice of termination for cause. When the investigation has been completed, if not before, IDSL-NY will notify you whether your suspension is lifted or the Agreement is terminated for cause. If the Agreement is terminated, the termination takes effect on the date you received the notice of suspension.

3. (a) All Records and Materials are the property of IDSL-NY, an Affiliate or one of their associated companies All rights to Records and Materials that you prepare or create in connection with the performance of this Agreement are hereby assigned to IDSL-NY. You agree that you will not reproduce or allow the reproduction of the Records and Materials in any manner whatsoever except pursuant to written policy or consent of IDSL-NY.

     (b) You are responsible for the safekeeping of these items Such Records and Materials are open to inspection by IDSL-NY at any time during your normal business hours You must return them and all copies of them to IDSL-NY at any time on request. When this Agreement ends, all of these items remain IDSL-NY property. You must return all of them, together with any licenses you have or control, without demand or compensation.
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     (c) While this Agreement i8 in effect and after it ends, you agree that you will not reveal the contents of any IDSL-NY property or allow them to be revealed, except in connection with carrying out your duties under the Agreement. You will not reveal the names and addresses of IDSL-NY Clients or any other information about them, including financial information. You also will not reveal any of this information about potential Clients, to whom a presentation has been made by an IDSL-NY Planner, who might reasonably be expected to do business with IDSL-NY or an Affiliate. You will not allow any of this information about Clients or potential Clients to be revealed.

     (d) You agree that the identity of Clients and potential Clients is confidential information. For one year after this Agreement ends, you agree not to use any such information in connection with any business in competition with IDSL-NY or an Affiliate.

4. (a) You must not, without the written consent of IDSL NY, use any information you acquired while this Agreement was in force in a manner adverse to the interests of IDSL-NY or an Affiliate. You also must not:

          (1) Encourage or induce anyone to terminate an agreement with IDSL-NY or an Affiliate without IDSL-NY's consent;

          (2) Encourage or induce any annuity or policy holder to give up a policy or contract; or

          (3)  Promote  or  make  unwarranted   claims  against  IDSL-NY  or  an
               Affiliate.

     (b) All of the above provisions apply while the Agreement is in effect and after it ends.

5. For one year after this Agreement ends, you agree that you will not, in the territory where you acted as a Paraplanner under this or any other agreement with IDSL-NY or an Affiliate, directly or indirectly offer for sale, sell or seek an application for any Product or Service issued or provided by any company to or from a Client you contacted, dealt with or learned about while you represented IDSL-NY or an Affiliate or because of that representation. You are excepted from this restriction only if you carry out these activities as a Planner or manager of IDSL-NY or with the written consent of IDSL-NY.

6.   You must not do anything to damage the goodwill of IDSL-NY or an Affiliate.

7.   (a) You agree that:

          (1) The violation of the provisions in paragraphs 3, 4, 5 and 6 of this section will result in damage to IDSL-NY that cannot be determined exactly and for which IDSL-NY has no adequate remedy under the law; and that

          (2) IDSL-NY has the specific right to enforce these provisions; and that

          (3) IDSL-NY is entitled to an injunction to keep you from violating the provisions or to enforce them.

     (b) If a dispute involving this Agreement is submitted for arbitration under the Code of Arbitration Procedure of the National Association of Securities Dealers or otherwise, you agree that IDSL-NY is entitled to an injunction by a court of competent jurisdiction to keep you from violating these restrictions while the arbitration is pending.

Section VIII - Miscellaneous

1.   This Agreement is a New York contract, governed by New York law.

2. If IDSL-NY waives any provision of this Agreement, the waiver applies only to that provision, not to any other parts of the Agreement. A waiver is effective only when it is in writing and signed by an authorized IDSL-NY officer.

3. If the laws of any state prohibit any provision of this Agreement, the laws apply only to that provision. They do not invalidate the remaining portion of the Agreement.

4. Any notice to IDSL-NY under this Agreement must be given to the home office of IDSL-NY in Albany, New York. Any notice given to you under this Agreement is considered to have been given if delivered to you in person or mailed to your last known address on file with the IDSL-NY home office in Albany.

5. You and IDSL-NY both acknowledge that no oral or written representations were made about this Agreement or about the relationship between you and IDSL-NY that are not set forth in this Agreement. Your rights and IDSL-NY's rights are governed only by this Agreement and by any other subsequent written agreements or riders between you and IDSL-NY and signed by an authorized officer of IDSL-NY.

Section IX - Nonassignable

You may not assign this Agreement without IDSL-NY's written consent.

Section X - Prior Agreements

This Agreement terminates and supersedes any existing agreements between the parties whether executed effective the same date as this agreement or otherwise. However, this provision does not impair your right to any commissions or overwriting payable under such an agreement for business written under that agreement or your right to any compensation earned and unpaid under that agreement.

Section XI - Effective Date

IN WITNESS of the provisions of this Agreement as described above, you and IDSL-NY have entered into this Agreement with the understanding that it becomes effective on , 19 .


                                         IDS Life Insurance Company of New York

                                       By
Paraplanner                                                 Assistant Secretary

D.O. Number

Paraplanner No.